EXHIBIT 4.2
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                           SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT


                                      among

                            PHELPS DODGE CORPORATION,


                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO,



                                       and


                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent



                            Dated as of June 25, 1997

                                TABLE OF CONTENTS



SECTION 1.   DEFINITIONS
      1.1  Defined Terms
      1.2  Other Definitional Provisions

SECTION 2.   AMOUNT AND TERMS OF COMMITMENTS
      2.1  Revolving Credit Commitments
      2.2  Revolving Credit Notes
      2.3  Procedure for Revolving Credit Borrowing
      2.4  CAF Advances
      2.5  Fees
      2.6  Termination or Reduction of Commitments
      2.7  Option Prepayments
      2.8  Conversion and Continuation Options
      2.9  Minimum Amounts and Maximum Number of Tranches
      2.10 Interest Rates and Payment Dates
      2.11 Computation of Interest and Fees
      2.12 Inability to Determine Interest Rate
      2.13 Pro Rata Treatment and Payments
      2.14 Illegality
      2.15 Requirements of Law
      2.16 Taxes
      2.17 Indemnity
      2.18 Actions of Lenders
      2.19 Actions of the Lenders
      2.20 Extension of Termination Date

SECTION 3. REPRESENTATIONS AND WARRANTIES
      3.1  Financial Condition
      3.2  No Change
      3.3  Corporate Existence
      3.4 Corporate Power; Authorization; Enforceable obligations
      3.5  No Legal Bar
      3.6  No Material Litigation
      3.7  No Default
      3.8  Ownership of Property; Liens
      3.9  Compliance with Law
      3.10 Taxes
      3.11 Federal Regulations
      3.12 ERISA
      3.13 Investment Company Act; Other Regulations
      3.14 Subsidiaries
      3.15 Purpose of Loans
      3.16 Environmental Matters

     SECTION 4.     CONDITIONS PRECEDENT
     4.1  Conditions to Effectiveness; Closing Date
     4.2  Conditions to Each Loan

     SECTION 5. AFFIRMATIVE COVENANTS
     5.1  Financial Statements
     5.2  Certificates; Other Information
     5.3  Payment of Obligations
     5.4  Conduct of Business and Maintenance of Existence
     5.5  Compliance With Laws, etc
     5.6  Maintenance of Property; Insurance
     5.7  Inspection of Property; Books and Records;
             Discussions
     5.8  Notices

     SECTION 6.     NEGATIVE COVENANTS
     6.1  Financial Condition Covenants
     6.2  Limitation on Mortgages, Sale and Leaseback, etc.

     SECTION 7.     EVENTS OF DEFAULT

     SECTION 8.     THE ADMINISTRATIVE AGENT
     8.1  Appointment
     8.2  Delegation of Duties
     8.3  Reliance by Administrative Agent
     8.5  Notice of Default
     8.6  Non-Reliance on Administrative Agent and Other
            Lenders
     8.7  Indemnification
     8.8  Administrative Agent in Its Individual Capacity
     8.9  Successor Administrative Agent

SECTION 9.   MISCELLANEOUS
     9.1  Amendments and Waivers
     9.2  Notices
     9.3  No Waiver; Cumulative Remedies
     9.4  Survival of Representations and Warranties
     9.5  Payment of Expenses and Taxes
     9.6  Successors and Assigns; Participations; Purchasing
            Lenders
     9.7  Adjustments; Set-off
     9.8  Counterparts
     9.9  Severability
     9.10 Integration
     9.11 GOVERNING LAW
     9.12 Submission To Jurisdiction; Waivers
     9.13 Acknowledgements
     9.14 WAIVERS OF JURY TRIAL

SCHEDULES

Schedule II    Phelps Dodge Corporation Principal Domestic
                       Subsidiaries and other Subsidiaries
Schedule III   Environmental Representation
Schedule IV    Existing CAF Advances

         SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 25, 1997, among PHELPS DODGE CORPORATION, a New York corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H :

         WHEREAS, the Borrower is a party to the Amended and Restated Credit Agreement, dated as of June 4, 1996, with the banks parties thereto and The Chase Manhattan Bank (formerly known as Chemical Bank), as Agent (the "Existing Credit Agreement");

         WHEREAS, the Borrower wishes to amend and restate the Existing Credit Agreement and, for that purpose, has requested the Lenders to make available to it a revolving credit facility and a competitive advance facility in an aggregate principal amount of up to $1,000,000,000 as more particularly described herein; and

         WHEREAS, the Lenders are willing to agree to amend and restate the Existing Credit Agreement and to make available such facilities and to make loans thereunder on the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree that on the Closing Date, the Existing Credit Agreement will be amended and restated in its entirety as follows:


                  SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof:

     "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board of Governors of the Federal Reserve System (the "Board") through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate, or both, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

         "ABR Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the ABR.

         "Accounts": "accounts" as such term is defined in Section 9-106 of the Uniform Commercial Code of the State of New York.

         "Affiliate": as to any Person, any other Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 20% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         "Agreement": this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

         "Applicable Margin": for each Eurodollar Loan during each day, the rate per annum set forth below opposite the Rating in effect on such day:

                                          Applicable Margin-
                   Ratings                Eurodollar Loans
                   -------                -----------------

                   Rating I                   .0950%

                   Rating II                  .1275%

                   Rating III                 .1350%

                   Rating IV                  .1600%

                   Rating V                   .2500%

         "Assignee": as defined in subsection 9.6(e).

         "Assignment and Acceptance": as defined in subsection 9.6.

         "Attributable Debt": at any time, the present value, discounted at a rate per annum equal to the weighted average of the interest rates for any Loans outstanding under the Credit Agreement, and if no Loans are outstanding under the Credit Agreement, the Prime Rate at such time, compounded quarterly, of the obligation of a lessee for rental payments (not including amounts payable by the lessee for maintenance, property taxes and insurance) during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

         "Available Commitments": at any time, an amount equal to the excess, if any, of (a) the aggregate amount of the Commitments over (b) the aggregate principal amount of all Loans then outstanding.

         "Board of Directors": the Board of Directors of the Borrower, or the Executive Committee of the Board of Directors of the Borrower.

         "Borrowing Date": any Business Day specified in a notice pursuant to subsection 2.3 or 2.4 as a date on which the Borrower requests the Lenders to make Loans hereunder.

         "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, that when such term is used in respect of any Borrowing Date, payment date, interest rate determination date or first or last day of an Interest Period, in each case in respect of a Eurodollar Loan or a LIBOR Rate CAF Advance, a Business Day shall also be a day on which dealings in foreign currency and exchange between banks may be carried on in London, England.

         "CAF Advance": each CAF Advance made pursuant to subsection 2.4; the aggregate amount advanced by a Lender pursuant to subsection 2.4 on each Borrowing Date shall constitute one or more CAF Advances, as specified by such Lender pursuant to subsection 2.4(b).

         "CAF Advance Assignees": as defined in subsection 9.6(c).

         "CAF Advance Assignment": any assignment by a Lender to a CAF Advance Assignee of a CAF Advance and related Individual CAF Advance Note; any such CAF Advance Assignment to be registered in the Register must set forth, in respect of the CAF Advance Assignee thereunder, the full name of such CAF Advance Assignee, its address for notices, its lending office address (in each case with telephone and facsimile transmission numbers) and payment instructions for all payments to such CAF Advance Assignee, and must contain an agreement by such CAF Advance Assignee to comply with the provisions of subsection 9.6 and subsection
2.16 to the same extent as any Lender.

         "CAF Advance Confirmation": each confirmation by the Borrower of its acceptance of CAF Advance Offers, which CAF Advance Confirmation shall be substantially in the form of Exhibit D-3 and shall be delivered to the Administrative Agent in writing or by facsimile transmission.

         "CAF Advance Notes": the collective reference to the Grid CAF Advance Notes and the Individual CAF Advance Notes; individually, a "CAF Advance Note".

         "CAF Advance Offer": each offer by a Lender to make CAF Advances pursuant to a CAF Advance Request, which CAF Advance Offer shall contain the information specified in Exhibit D-2 and shall be delivered to the Administrative Agent by telephone, immediately confirmed by facsimile transmission.

         "CAF Advance Request": each request by the Borrower for Lenders to submit bids to make CAF Advances, which shall contain the information in respect of such requested CAF Advances specified in Exhibit D-1 and shall be delivered to the Administrative Agent in writing or by facsimile transmission, or by telephone, immediately confirmed by facsimile transmission.

         "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Capitalized Lease": any Lease of property, real, personal or mixed, in respect of which the present value (or some other computation) of the minimum rental commitment thereunder would, in accordance with GAAP in effect on the date such Lease is executed, be capitalized on a balance sheet of the lessee.

         "Capitalized Lease Obligation": at any time, the aggregate amounts which, in accordance with GAAP, are shown as liabilities on the balance sheet of the lessee with respect to the minimum rental commitment under a Capitalized Lease of the lessee.

         "C/D Assessment Rate": for any day, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. ss. 327.3(d) (or any successor provision) to the Federal Deposit
Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

         "C/D Reserve Percentage": for any day as applied to any calculation of the Base C/D Rate, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

         "Chase": The Chase Manhattan Bank.

         "Closing Date": the date on which the conditions precedent set forth in subsection 4.1 shall be satisfied.

         "Code": the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment": as to any Lender, the obligation of such Lender to make Revolving Credit Loans to the Borrower hereunder in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I, as such amount may be reduced from time to time in accordance with the provisions of this Agreement.

         "Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Revolving Credit Loans then outstanding constitutes of the aggregate principal amount of the Revolving Credit Loans then outstanding or, if the Commitments have terminated or expired and no Revolving Credit Loans are then outstanding, the percentage which the aggregate principal amount of such Lender's CAF Advances then outstanding constitutes of the aggregate principal amount of the CAF Advances then outstanding).

         "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Commitments shall terminate as provided herein.

         "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.

         "Consolidated Tangible Net Worth": at any date, the excess at such date of total assets over total liabilities of the Borrower and its consolidated subsidiaries determined in accordance with GAAP, on a consolidated basis, excluding, however, from the determination of total assets (i) all intangible assets such as goodwill, trade names, trademarks, patents, organization expenses, unamortized debt discount and expense and other like intangibles, (ii) to the extent not already deducted from total assets, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriations of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by the relevant corporation, and (iii) any revaluation or other write-up in book value of assets subsequent to December 31, 1996 except in accordance with GAAP.

         "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

         "Continuing Lenders": as defined in subsection 2.20(a)(ii).

         "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Dollars" and "$": dollars in lawful currency of the United States of America.

         "Environmental Laws": any and all applicable foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment.

         "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

         "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to (a) the rate for deposits in Dollars with maturities equal to such Interest Period which appears on the display designated "LIBO" of the Telerate screen page 3750 as used by the British Bankers Association at 11:00 A.M., London time, on the date which is two Business Days preceding the first day of such Interest Period, or (b) if no such rate is being quoted at the time of determination, the rate per annum equal to the average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

         "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

         "Existing Credit Agreement": as defined in the recitals.

         "Existing Termination Date": as defined in subsection 2.20(a)(i).

         "Facility Fee Rate": for each day during each quarterly calculation period, a rate per annum set forth below opposite the Rating in effect on such day:

                                        Facility Fee
                      Ratings               Rate
                      -------           ------------

                      Rating I             .0550%

                      Rating II            .0600%

                      Rating III           .0650%

                      Rating IV            .0900%

                      Rating V             .1250%

         "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

         "Fixed Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at a fixed rate (as opposed to a rate composed of the LIBOR Rate plus (or minus) a margin).

         "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

         "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Grid CAF Advance Note": as defined in subsection 2.4(f); collectively, the "Grid CAF Advance Notes".

         "Guarantee": of a Person, at a particular date, the sum (without duplication) of the following: (a) guarantees or endorsements (other than for purposes of collection in the ordinary course of business) of, or obligations to purchase goods or services for the purpose of supplying funds for the purchase or payment of, indebtedness, liabilities or obligations of others, and other contingent liabilities in respect of, or to purchase or otherwise acquire or service, indebtedness, liabilities or obligations of others, provided that any such obligation to purchase goods or services shall be treated as Indebtedness only to the extent that payment thereunder will be required (after giving effect to any provision limiting such payments) if such property or services are not delivered to such Person, and (b) all indebtedness in effect guaranteed by an agreement, contingent or otherwise, to make any loan, advance, capital contribution or other investment in the debtor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date, or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the debtor, but only to the extent of the liability of such Person thereunder.

         "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

         "Indebtedness": of a Person, at a particular date, the sum (without duplication) of the following: (a) all items of indebtedness which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at such date, (b) indebtedness for the repayment of borrowed money secured by any Mortgage existing on a Principal Property owned subject to such Mortgage, whether or not the indebtedness secured thereby shall have been assumed, (c) Guarantees, (d) Capitalized Lease Obligations and (e) Production Payments, provided, however, that the term "Indebtedness" shall not include liabilities in respect of advance payments made under contracts for the sale of goods and/or services, or lease obligations other than Capitalized Lease Obligations, or guarantees of any such liabilities or lease obligations.

         "Indebtedness for Money Borrowed": of a Person, at a particular date, the sum (without duplication) of the following (a) all Indebtedness, whether or not represented by bonds, debentures, notes, commercial paper or other securities, for the repayment of borrowed money, (b) all deferred obligations for the payment of the purchase price of property or assets purchased and secured by a purchase money mortgage, conditional sale agreement, security agreement or any title retention agreement, (c) Indebtedness of the character described in clauses (b) and (c) of the definition of "Indebtedness" in subsection 1.1 if such Indebtedness relates to Indebtedness for Money Borrowed of others, (d) Capitalized Lease Obligations and (e) Production Payments.

         "Individual CAF Advance Note": as defined in subsection 2.4(g).

         "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

         "Insolvent": pertaining to a condition of Insolvency.

         "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less, the last day of such Interest Period, and (c) as to any Eurodollar Loan having an Interest Period longer than three months, each day which is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

         "Interest Period": with respect to any Eurodollar Loan:

         (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter or, to the extent available (as determined by the Administrative Agent), nine or twelve months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

         (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter or, to the extent available (as determined by the Administrative Agent), nine or twelve months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

          (1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

         (2) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

         (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

         (4) the Borrower shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

         "LIBOR Rate": in respect of any CAF Advance requested pursuant to a LIBOR CAF Advance Request, the rate for deposits in Dollars for the period commencing on the date of such CAF Advance and ending on the maturity date thereof which appears on the display designated "LIBO" of the Telerate screen page 3750 as used by the British Bankers Association at 11:00 A.M., London time, on the date which is two Business Days preceding the first day of such period.

         "LIBOR Rate CAF Advance": any CAF Advance made pursuant to a LIBOR Rate CAF Advance Request.

         "LIBOR Rate CAF Advance Request": any CAF Advance Request requesting the Lenders to offer to make CAF Advances at an interest rate equal to the LIBOR Rate plus (or minus) a margin.

         "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

         "Lease" or "lease": any lease or other similar arrangement for the use of property and "lessee" thereunder shall include any lessee or user thereunder.

         "Loan": any Revolving Credit Loan or CAF Advance made by any Lender pursuant to this Agreement.

         "Loan Documents": this Agreement and the Notes.

         "Material Adverse Change": a material adverse change in the financial condition of the Borrower and its consolidated subsidiaries taken as a whole from that reflected in the Borrower's consolidated balance sheet as at December 31, 1996 referred to in subsection 3.1.

         "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any applicable Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

         "Mortgage": any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement), provided that the sale of Accounts pursuant to hold-back arrangements entitling the purchaser of such Accounts to offset against the hold-back losses arising from defaults by account debtors shall not be deemed a Mortgage.

         "Moody's": Moody's Investor Service, Inc.

         "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

         "Non-Excluded Taxes": as defined in subsection 2.16.

         "Notes": the collective reference to the Revolving Credit Notes and the CAF Advance Notes.

         "Participant": as defined in subsection 9.6(b).

         "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

         "Person":  an individual,  partnership,  corporation,  business  trust,
joint  stock  company,  trust,   unincorporated   association,   joint  venture,
Governmental Authority or other entity of whatever nature.

         "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

         "Prime Rate": the rate of interest per annum publicly announced from time to time by Chase as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors).

         "Principal Domestic Subsidiary": each of the Subsidiaries designated as a "Principal Domestic Subsidiary" on Schedule II attached hereto.

         "Principal Property": (a) any mineral property, located within the United States of America or its territories or possessions, of the Borrower or any Principal Domestic Subsidiary which is in production, under development or included in estimates of reserves published by the Borrower, (b) any concentrator, smelter, refinery, rod mill, metal fabricating plant or similar processing or manufacturing facility, located within the United States of America or its territories or possessions, of the Borrower or any Principal Domestic Subsidiary, or (c) any Capital Stock of, or any Indebtedness for Money Borrowed owing to the Borrower or any other Principal Domestic Subsidiary of, any Principal Domestic Subsidiary which owns any Principal Property; provided, that Principal Property shall in any event not include any property, facility or Principal Domestic Subsidiary determined by the Board of Directors not to be of material importance to the operations of the Borrower and the Principal Domestic Subsidiaries taken as a whole.

         "Production Payment": any arrangement providing for the sale, transfer or other disposition of (a) minerals (including coal and hydrocarbons) until the transferee thereof shall realize therefrom a specified amount of money (however determined) or a specified amount of such minerals (however determined) or (b) any interest in minerals (including coal and hydrocarbons) of the character commonly referred to as a "production payment."

         "Rating Agencies": collectively, S&P and Moody's.

         "Rating I", "Rating II", "Rating III", "Rating IV" and "Rating V": the respective Ratings set forth below:


                         S&P                     Moody's

     Rating I        AA- or higher          Aa3 or higher

     Rating II    Lower than AA-            Lower than Aa3 but
                  but higher than or        higher than or
                  equal to A+               equal to A1


     Rating III   Lower than A+             Lower than A1 but
                  but higher than or        higher than or equal
                  equal to A-               to A3

     Rating IV    Lower than A- but         Lower than A3 but higher
                  higher than or equal      than or equal to
                  to BBB+                   Baa1

     Rating V     BBB or lower              Baa2 or lower

; provided, that if on any day the Ratings of the Rating Agencies do not coincide for any rating category, the higher Rating will be the applicable Rating for purposes of determining the Applicable Margin and the Facility Fee Rate with respect to any Interest Period or quarterly period, as the case may be.

         "Ratings": the ratings of the Rating Agencies applicable to the long-term senior unsecured debt of the Borrower, as announced by the Rating Agencies.

         "Reference Lenders": Chase, The Bank of Nova Scotia and Morgan Guaranty Trust Company of New York.

         "Register": as defined in subsection 9.6(d).

         "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

         "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .12, .13, .14, .16, .18, .19 or .20 of PBGC Reg. SS 2615.

         "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate at least 66-2/3%.

         "Requirement of Law": as to any Person, any applicable law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Responsible Officer": the chief executive officer, the president or any vice-president of the Borrower or, with respect to financial matters, the chief financial officer, any vice-president with responsibility primarily for accounting or financial matters, the treasurer or the controller of the Borrower.

         "Revolving Credit Loans": as defined in subsection 2.1.

         "Revolving Credit Note": as defined in subsection 2.2.

         "Sale and Lease-Back Transactions": any arrangement with any Person providing for the leasing by the Borrower or a Principal Domestic Subsidiary of any Principal Property (except for temporary leases for a term of not more than three years), title to which property has been or is to be sold or transferred by the Borrower or such Principal Domestic Subsidiary to such Person, except for arrangements with any Governmental Authority of the United States of America or any of its territories or possessions entered into for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such arrangement.

         "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

         "S&P": Standard & Poor's Ratings Service, a division of the McGraw-Hill Companies, Inc.

         "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

         "Terminating Lender": as defined in subsection 2.20(a)(i).

         "Termination Date": June 25, 2002 or such later date to which the Termination Date may be extended pursuant to subsection 2.20.

         "Total Capitalization": at any date, the sum of Consolidated Tangible Net Worth at such date and Indebtedness for Money Borrowed of the Borrower and its consolidated subsidiaries determined in accordance with GAAP, on a consolidated basis, at such date.

         "Tranche": the reference to Eurodollar Loans the then current Interest Period with respect to which begins on the same date and ends on the same later date (whether or not such Loans shall originally have been made on the same day).

         "Transferee": as defined in subsection 9.6(h).

         "Type": as to any Revolving Credit Loan, its nature as an ABR Loan or a Eurodollar Loan.

         1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

         (b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.


                  SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

         2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the amount of such Lender's Commitment provided that no Revolving Credit Loan shall be made if, after giving effect thereto, the aggregate outstanding principal amount of Revolving Credit Loans and CAF Advances would exceed the Commitments. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         (b) The Revolving Credit Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with subsections
2.3 and 2.8, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Termination Date.

         2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1, with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the initial Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule annexed to and constituting a part of its Revolving Credit Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any Revolving Credit Note. Each Revolving Credit Note shall (x) be dated the Closing Date, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 2.10.

          2.3 Procedure for Revolving Credit Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 1:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans or (b) on the requested Borrowing Date, otherwise), specifying
(i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the amount of each such Eurodollar Loan and the length of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an aggregate amount equal to (x) in the case of ABR Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Commitments are less than $5,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in subsection
9.2 prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.4 CAF Advances. (a) The Borrower may borrow CAF Advances from time to time on any Business Day during the period from the Closing Date until the date occurring 14 days prior to the Termination Date in the manner set forth in this subsection 2.4 and in amounts such that the aggregate amount of Revolving Credit Loans and CAF Advances outstanding at any time shall not exceed the aggregate amount of the Commitments at such time. Prior to the Closing Date, the Borrower will have borrowed existing CAF Advances as set forth on Schedule IV. As of the Closing Date, such existing CAF Advances shall be deemed to be CAF Advances under this Agreement.

         (b) (i) The Borrower shall request CAF Advances by delivering a CAF Advance Request to the Administrative Agent, not later than 12:00 Noon (New York City time) four Business Days prior to the proposed Borrowing Date (in the case of a LIBOR Rate CAF Advance Request), and not later than 10:00 A.M. (New York City time) one Business Day prior to the proposed Borrowing Date (in the case of a Fixed Rate CAF Advance Request). Each CAF Advance Request may solicit bids for CAF Advances in an aggregate principal amount of $5,000,000 or increments of $1,000,000 in excess thereof and for not more than three alternative maturity dates for such CAF Advances. The maturity date for each CAF Advance shall be not less than 7 days nor more than 360 days after the Borrowing Date therefor (and in any event not after the Termination Date). The Administrative Agent shall promptly notify each Lender by facsimile transmission of the contents of each CAF Advance Request received by it.

             (ii) In the case of a LIBOR Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, any Lender that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more CAF Advances at the LIBOR Rate plus or minus a margin determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent, before 10:30 A.M. (New York City time) three Business Days before the proposed Borrowing Date, setting forth the maximum amount of CAF Advances for each maturity date, and the aggregate maximum amount for all maturity dates, which such Lender would be willing to make (which amounts may, subject to subsection 2.4(a), exceed such Lender's Commitment) and the margin above or below the LIBOR Rate at which such Lender is willing to make each such CAF Advance; the Administrative Agent shall advise the Borrower before 11:15 A.M. (New York City time) three Business Days before the proposed Borrowing Date, of the contents of each such CAF Advance Offer received by it. If the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 10:15 A.M. (New York City time) three Business Days before the proposed Borrowing Date.

             (iii) In the case of a Fixed Rate CAF Advance Request, upon receipt of notice from the Administrative Agent of the contents of such CAF Advance Request, any Lender that elects, in its sole discretion, to do so, shall irrevocably offer to make one or more CAF Advances at a rate of interest determined by such Lender in its sole discretion for each such CAF Advance. Any such irrevocable offer shall be made by delivering a CAF Advance Offer to the Administrative Agent, before 9:30 A.M. (New York City time) on the proposed Borrowing Date, setting forth the maximum amount of CAF Advances for each maturity date, and the aggregate maximum amount for all maturity dates, which such Lender would be willing to make (which amounts may, subject to subsection 2.4(a), exceed such Lender's Commitment) and the rate of interest at which such Lender is willing to make each such CAF Advance; the Administrative Agent shall advise the Borrower before 10:15 A.M. (New York City time) on the proposed Borrowing Date of the contents of each such CAF Advance Offer received by it. If the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall advise the Borrower of the contents of its CAF Advance Offer before 9:15 A.M. (New York City time) on the proposed Borrowing Date.

             (iv) The Borrower shall before 11:45 A.M. (New York City time) three Business Days before the proposed Borrowing Date (in the case of CAF Advances requested by a LIBOR Rate CAF Advance Request) and before 10:45 A.M. (New York City time) on the proposed Borrowing Date (in the case of CAF Advances requested by a Fixed Rate CAF Advance Request) either, in its absolute discretion:

         (A) cancel such CAF Advance Request by giving the Administrative Agent telephone notice to that effect, or

         (B) accept one or more of the offers made by any Lender or Lenders pursuant to clause (ii) or clause (iii) above, as the case may be, by giving telephone notice to the Administrative Agent (immediately confirmed by delivery to the Administrative Agent of a CAF Advance Confirmation) of the amount of CAF Advances for each relevant maturity date to be made by each Lender (which amount for each such maturity date shall be equal to or less than the maximum amount for such maturity date specified in the CAF Advance Offer of such Lender, and for all maturity dates included in such CAF Advance Offer shall be equal to or less than the aggregate maximum amount specified in such CAF Advance Offer for all such maturity dates) and reject any remaining offers made by Lenders pursuant to clause (ii) or clause (iii) above, as the case may be; provided, however, that (x) the Borrower may not accept offers for CAF Advances for any maturity date in an aggregate principal amount in excess of the maximum principal amount requested in the related CAF Advance Request, (y) if the Borrower accepts any of such offers, it must accept offers strictly based upon pricing for such relevant maturity date and no other criteria whatsoever and (z) if two or more Lenders submit offers for any maturity date at identical pricing and the Borrower accepts any of such offers but does not wish to (or by reason of the limitations set forth in subsection 2.4(a) or in clause (x) of the proviso, cannot) borrow the total amount offered by such Lenders with such identical pricing, the Borrower shall accept offers from all of such Lenders in amounts allocated among them pro rata according to the amounts offered by such Lenders (unless such pro rata allocation would result in a violation of the requirement that CAF Advances made by a Lender on a Borrowing Date for each relevant maturity date shall be in a principal amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in which event the Borrower shall be permitted to make such allocations on a basis other than pro rata to the extent necessary to comply with such requirement).

             (v) If the Borrower notifies the Administrative Agent that a CAF Advance Request is cancelled pursuant to clause (iv) (A) above, the Administrative Agent shall give prompt telephone notice thereof to the Lenders, and the CAF Advances requested thereby shall not be made.

             (vi) If the Borrower accepts pursuant to clause (iv) (B) above one or more of the offers made by any Lender or Lenders, the Administrative Agent shall promptly notify each Lender which has made such an offer, of the aggregate amount of such CAF Advances to be made on such Borrowing Date for each maturity date and of the acceptance or rejection of any offers to make such CAF Advances made by such Lender. Each Lender which is to make a CAF Advance shall, before 12:00 Noon (New York City time) on the Borrowing Date specified in the CAF Advance Request applicable thereto, make available to the Administrative Agent at its office set forth in subsection 9.2 the amount of CAF Advances to be made by such Lender, in immediately available funds. The Administrative Agent will make such funds available to the Borrower as soon as practicable on such date at the Administrative Agent's aforesaid address. As soon as practicable after each Borrowing Date, the Administrative Agent shall notify each Lender of the aggregate amount of CAF Advances advanced on such Borrowing Date and the respective maturity dates thereof.

         (c) Within the limits and on the conditions set forth in this subsection 2.4, the Borrower may from time to time borrow under this subsection 2.4, repay pursuant to paragraph (d) below, and reborrow under this subsection 2.4.

         (d) The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a CAF Advance (or the CAF Advance Assignee in respect thereof, as the case may be) on the maturity date of each CAF Advance (such maturity date being that specified by the Borrower for repayment of such CAF Advance in the related CAF Advance Request) the then unpaid principal amount of such CAF Advance. The Borrower shall not have the right to prepay any principal amount of any CAF Advance.

         (e) The Borrower shall pay interest on the unpaid principal amount of each CAF Advance from the Borrowing Date to the stated maturity date thereof, at the rate of interest determined pursuant to paragraph (b) above (calculated on the basis of a 360 day year for actual days elapsed), payable on the interest payment date or dates specified by the Borrower for such CAF Advance in the related CAF Advance Request as provided in the CAF Advance Note evidencing such CAF Advance. If all or a portion of the principal amount of any CAF Advance shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount shall, without limiting any rights of any Lender under this Agreement, bear interest from the date on which such payment was due at a rate per annum which is 2% above the rate which would otherwise be applicable pursuant to the CAF Advance Note evidencing such CAF Advance until the scheduled maturity date with respect thereto as set forth in the CAF Advance Note evidencing such CAF Advance, and for each day thereafter at a rate per annum which is 2% above the ABR until paid in full (as well after as before judgment).

         (f) The CAF Advances made by each Lender shall be evidenced initially by a promissory note of the Borrower, substantially in the form of Exhibit A-2 with appropriate insertions (a "Grid CAF Advance Note"), payable to the order of such Lender and representing the obligation of the Borrower to pay the unpaid principal amount of all CAF Advances made by such Lender, with interest on the unpaid principal amount from time to time outstanding of each CAF Advance evidenced thereby as prescribed in subsection 2.4(e). Each Lender is hereby authorized to record the date and amount of each CAF Advance made by such Lender, the maturity date thereof, the date and amount of each payment of principal thereof and the interest rate with respect thereto on the schedule annexed to and constituting part of its Grid CAF Advance Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided, however, that the failure to make any such recordation shall not affect the obligations of the Borrower hereunder or under any Grid CAF Advance Note. Each Grid CAF Advance Note shall be dated the Closing Date, and each CAF Advance evidenced thereby shall bear interest for the period from and including the Borrowing Date thereof on the unpaid principal amount thereof from time to time outstanding at the applicable rate per annum determined as provided in, and such interest shall be payable as specified in, subsection 2.4(e).

          (g) Amounts advanced by a Lender pursuant to this subsection 2.4 on a Borrowing Date which have the same maturity date and interest rate shall be deemed to constitute one CAF Advance so long as such amounts remain evidenced by the Grid CAF Advance Note of such Lender; any such Lender that wishes such amounts to constitute more than one CAF Advance and to have each such CAF
Advance evidenced by a separate promissory note payable to such Lender, substantially in the form of Exhibit A-3 with appropriate insertions as to Borrowing Date, principal amount and interest rate (an "Individual CAF Advance Note"), shall notify the Administrative Agent and the Borrower by facsimile transmission of the respective principal amounts of the CAF Advances (which principal amounts shall not be less than $5,000,000 for any of such CAF
Advances) to be evidenced by each such Individual CAF Advance Note. Not later than three Business Days after receipt of such notice, the Borrower shall deliver to such Lender an Individual CAF Advance Note payable to the order of such Lender in the principal amount of each such CAF Advance and otherwise conforming to the requirements of this Agreement. Upon receipt of such Individual CAF Advance Note, such Lender shall endorse on the Schedule attached to its Grid CAF Advance Note the transfer of such CAF Advance from its Grid CAF Advance Note to such Individual CAF Advance Note.

         2.5 Fees. (a) The Borrower will pay to the Administrative Agent for the account of each Lender a facility fee computed for each day during the Commitment Period at a rate per annum equal to the Facility Fee Rate in effect for such day on the amount of the Commitment of such Lender, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof.

         (b) The Borrower will pay to the Administrative Agent for its own account in connection with the utilization by the Borrower of the CAF Advance procedures pursuant to subsection 2.4, an auction fee in the amount previously agreed in writing between the Borrower and the Administrative Agent, such fee to be paid concurrently with the delivery of each CAF Advance Request.

         (c) The Borrower will pay to the Administrative Agent for its own account such other fees in the amounts and on the dates as have been previously agreed in writing between the Borrower and the Administrative Agent.

         2.6 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than five Business Days' written notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments. Any such reduction shall be in an amount equal to $5,000,000 or a whole multiple thereof and shall reduce permanently the Commitments then in effect. The Administrative Agent shall promptly send a copy of any notices of reduction or termination of the Commitments to each of the Lenders.

         2.7 Optional Prepayments. The Borrower may at any time and from time to time prepay the ABR Loans and the Eurodollar Loans, in whole or in part, without premium or penalty, by giving irrevocable notice to the Administrative Agent at or before 1:00 P.M. on the third Business Day prior to prepayment, such notice specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to subsection 2.17; provided that any Lender entitled to claim any amounts payable pursuant to subsection 2.17 shall have provided the Borrower with a certificate, through the Administrative Agent, setting forth in reasonable detail such amounts.

         2.8 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans, by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan after the date that is one month prior to the Termination Date.

         (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving the Administrative Agent at least three Business Days' prior irrevocable notice of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined that such a continuation is not appropriate or
(ii) after the date that is one month prior to the Termination Date and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

         ( c) Any notice required by this subsection 2.8 to be given to the Administrative Agent on any Business Day must be received by the Administrative Agent prior to 11:00 A.M., New York City time, on such Business Day.

         2.9 Minimum Amounts and Maximum Number of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising each Tranche shall be equal to $5,000,000 or a multiple of $1,000,000 in excess thereof. The Borrower shall be entitled to maintain no more than ten Tranches at any one time.

         2.10 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR.


         ( c) If all or a portion of (i) the principal amount of any Revolving Credit Loan, (ii) any interest payable thereon or (iii) any facility fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% or (y) in the case of overdue interest, facility fee or other amount, the ABR plus 2%, in each case from the date of such non-payment until such amount is paid in full (as well after as before judgment).

         (d) Interest on each Revolving Credit Loan shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable from time to time on demand.

         (e)  Interest on CAF Loans will be payable as  provided  in  subsection
2.4.

         2.11 Computation of Interest and Fees. (a) Whenever interest is accruing at the ABR, calculated on the basis of the Prime Rate, such interest, shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. Facility fees shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The
Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to subsection 2.10(a).

         (c ) If any Reference Lender shall for any reason no longer have a Commitment, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Administrative Agent (after consultation with the Borrower and the Lenders) shall, by notice to the Borrower and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

         (d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.12, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

         2.12 Inability to Determine Interest Rate. If prior to the first day of any Interest Period the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, the Administrative Agent shall give notice thereof by telephone or facsimile transmission to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert Loans to Eurodollar Loans.

         2.13 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower of Revolving Credit Loans, each payment by the Borrower on account of any facility fee hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment (other than prepayments) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective amounts then due and owing. Each prepayment in respect of the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of Revolving Credit Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders entitled thereto, at the Administrative Agent's office specified in subsection 9.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

         2.14 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Revolving Credit Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Revolving Credit Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.17.

         2.15 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

             (i) shall subject any Lender to any tax of any kind whatsoever with respect to any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender of principal, interest, fees of any other amount payable in respect thereof (except for Non-Excluded Taxes covered by subsection 2.16 and changes in taxes imposed on or measured by the overall net income of such Lender or its lending office for such Loan);

             (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

             (iii) shall impose on such Lender any other condition (except for any condition covered by clauses (i) or (ii) above and not specifically excluded from the coverage of such clauses by the terms thereof);

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrower in writing, through the Administrative Agent, of the event by reason of which it has become so entitled; provided, that the Borrower shall not be required to compensate a Lender for costs in respect of any period beginning before the date which is 120 days prior to the date on which the Borrower receives notice that such costs have been imposed, or if such costs have been imposed retroactively, the period beginning on such earlier date on which such costs shall have become effective (excluding, however, any portion of such period which is after the date of adoption of or change in the relevant Requirement of Law and more than 120 days prior to the date on which the Borrower had received notice that such costs had been imposed). A certificate as to any additional amounts payable pursuant to this subsection submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error.

         (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

         ( c) Covenants of the Borrower in this subsection 2.15 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         2.16 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any
Governmental Authority ("Taxes"), excluding (i) Taxes imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) and (ii) Taxes imposed by the United States on any Lender other than as a result of a Change in Law relating to such Lender (any such non-excluded Taxes, "Non-Excluded Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes,
(A) the Borrower or the Administrative Agent shall withhold and deduct any such Taxes from such amounts, (B) the Borrower or the Administrative Agent shall pay to or deposit with the appropriate taxing authority in a timely manner the full amount of Taxes so withheld or deducted, (C) the Borrower or the Administrative Agent shall reasonably promptly send to the Administrative Agent or such Lender a certified copy of an original official receipt received by the Borrower (or other documentation reasonably acceptable to the Administrative Agent or such Lender) showing payment thereof, and (D) if such Taxes are Non-Excluded Taxes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this subsection. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required documentary evidence set forth in clause (C) above, the Borrower shall indemnify the Administrative Agent and the Lenders for any incremental Taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

             (i) on or prior to the date such Lender becomes a Lender hereunder deliver to the Borrower and the Administrative Agent (A) two duly completed and accurate copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

             (ii) deliver to the Borrower and the Administrative Agent two further duly completed and accurate copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

             (iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. As provided in subsection 9.6(i), each Person that shall become a Lender pursuant to subsection 9.6 and that is not incorporated under the laws of the United States of America or any state thereof shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection. In addition, each Lender shall, upon the written request of the Borrower, provide the Borrower with such other forms, certificates or documentation as may be reasonably necessary to claim any exemption from, or reduced rate of, Taxes for which the Borrower is liable under this subsection 2.16; provided that such action shall not cause the imposition on such Lender of any material additional costs or legal, regulatory or administrative burdens. If an event occurs after the date on which any form, certificate or documentation is submitted by a Lender that renders such item or the information set forth therein incorrect, such Lender shall promptly notify the Borrower and the Administrative Agent in writing of such incorrectness.

         (c) For purposes of this subsection 2.16, "Change in Law" shall mean, with respect to any Lender, a change in the Code, the Treasury Regulations thereunder or any official interpretation thereof (or any officially proposed changes in the interpretation thereof) or an amendment or revocation of an applicable United States income tax treaty after the date such Lender acquired its Notes.

         2.17 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         2.18 Eurocurrency Liabilities. The Borrower agrees to pay to each Lender which requests compensation under this subsection 2.18 (by notice to the Borrower), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or, so long as such Lender may be required by such Board of Governors or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans), an additional amount (determined by such Lender and notified to the Borrower) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

                  (a) the principal amount of the Eurodollar Loans made by such Lender to which such Interest Period relates outstanding on such day; and

                  (b) the difference between (x) a fraction the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loan and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by such Board of Governors or other Governmental Authority on such date minus (y) such numerator; and

                  ( c) a fraction the numerator of which is one and the denominator of which is 360.

         2.19 Actions of the Lenders. (a) Each Lender shall take all reasonable action (including, without limitation, providing to the Borrower any forms, documents, or certificates) necessary to avoid or minimize any amounts which might otherwise be payable pursuant to subsection 2.15 or 2.16 or the effect of any event referred to in subsection 2.14 including, without limitation, designating a different lending office; provided that such action shall not cause the imposition on such Lender of any material additional costs or legal, regulatory or administrative burdens.

                  (b) At any time when an event referred to in subsection 2.14 has occurred, or the payment of increased amounts pursuant to subsection 2.15 or
2.16 to any Lender is required, if the Borrower shall provide a Person reasonably acceptable to the Administrative Agent willing to purchase the Revolving Credit Notes held by such Lender and assume the Commitment of such Lender, such Lender shall transfer its Revolving Credit Notes and its Commitment to such Person, pursuant to documentation reasonably satisfactory to such Lender, such Person, the Borrower and the Administrative Agent, on any Business Day specified by the Borrower not earlier than 7 Business Days after the Borrower shall have provided such Person, in exchange for a purchase price equal to the principal amount of such Revolving Credit Notes thereon to such date, together with accrued interest and all other amounts that would be payable with respect to such Revolving Credit Notes if such purchase were a prepayment under subsection 2.7. Upon such transfer such Lender shall be relieved of its Commitment and other obligations to the Borrower hereunder.

         2.20 Extension of Termination Date. (a)(i) The Borrower may request, in a notice given as herein provided to the Administrative Agent and each of the Lenders during the 30 day period commencing on the date that is 13 months prior to the Termination Date then in effect (the "Existing Termination Date"), that the Termination Date be extended, which notice shall specify the new Termination Date (which shall be 12 months after the Existing Termination Date) to be in effect following such extension (the "Requested Termination Date"); provided, however, that the Borrower may request only two such extensions of the Termination Date. Each Lender, acting in its sole discretion, shall, not later than a date 20 days after its receipt of any such notice from the Borrower, notify the Borrower and the Administrative Agent in writing of its election to extend or not to extend the Termination Date with respect to its Commitment. Any Lender which shall not timely notify the Borrower and the Administrative Agent of its election to extend the Termination Date shall be deemed to have elected not to extend the Termination Date with respect to its Commitment (any Lender who timely notifies the Borrower and the Administrative Agent of an election not to extend its commitment and any Lender so deemed to have elected not to extend its commitment being referred to as a "Terminating Lender"). The election of any Lender to agree to a requested extension shall not obligate any other Lender to agree.

             (ii) If and only if Lenders holding Commitments that aggregate at least 66-2/3% of the aggregate amount of the Commitments, on the date of the notice delivered by the Borrower pursuant to subparagraph (i) above (including Commitments of all Terminating Lenders on such date) shall have agreed during the 20 day period referred to in such subparagraph (i) to extend the Existing Termination Date, then (A) the Commitments of the Lenders other than Terminating Lenders (the "Continuing Lenders") shall, subject to the other provisions of this Agreement, be extended to the Requested Termination Date specified in the notice from the Borrower, and as to such Lenders the term "Termination Date", as used herein shall on and after the date as of which the requested extension is effective mean such Requested Termination Date, provided that if such date is not a Business Day, then such Requested Termination Date shall be the next preceding Business Day and (B) the Commitments of the Terminating Lenders shall continue until the Existing Termination Date, and shall then terminate, and as to the Terminating Lenders, the term "Termination Date", as used herein, shall continue to mean such Existing Termination Date.

                  (b) In the event that the Termination Date shall have been extended for the Continuing Lenders in accordance with paragraph (a) above and, in connection with such extension, there are Terminating Lenders, the Borrower may, at its own expense, require any Terminating Lender to transfer and assign in whole or in part, without recourse (in accordance with subsection 9.6) all or part of its interests, rights and obligations under this Agreement to an assignee (which assignee may be another Lender, if another Lender accepts such assignment) that shall assume such assigned obligations and that shall agree that its Commitment will expire on the Termination Date in effect for Continuing Lenders pursuant to such paragraph (a); provided, however, that (i) the Borrower shall have received a written consent of the Administrative Agent in the case of an assignee that is not a Lender (which consent shall not unreasonably be withheld) and (ii) the assigning Lender shall have received from the Borrower or such assignee full payment in immediately available funds of the principal of and interest accrued to the date of such payment on the Loans made by it hereunder to the extent that such Loans are subject to such assignment and all other amounts owed to it hereunder (including any amounts that would be payable to the assigning Lender pursuant to subsection 2.17 if such assignment were, instead, a prepayment of the Loans of such Lender). Any such assignee's initial Termination Date shall be the Termination Date in effect at the time of such assignment for the Continuing Lenders. The Borrower shall not have any right to require a Lender to assign any part of its interests, rights and obligations under this Agreement pursuant to this paragraph (b) unless it has notified such Lender of its intention to require the assignment thereof at least ten days prior to the proposed assignment date.


                  SECTION 3. REPRESENTATIONS AND WARRANTIES

         To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

         3.1 Financial Condition. The consolidated balance sheet of the Borrower and its consolidated subsidiaries as at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Price Waterhouse, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at March 31, 1997 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein).

         3.2 No Change. No event or circumstance has occurred or is existing which has resulted in, or after giving effect to the reasonably projected outcome or effect thereof will result in, a Material Adverse Change.

         3.3 Corporate Existence. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification except to the extent that the failure to be so qualified would not result in a Material Adverse Change.

         3.4 Corporate Power; Authorization; Enforceable Obligations. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform the Loan Documents and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Loan Documents. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents except such as have been obtained or made and are in full force and effect. This Agreement has been, and each Note will be, duly executed and delivered on behalf of the Borrower. This Agreement constitutes, and each Note when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

          3.5 No Legal Bar. The execution, delivery and performance of the Loan Documents, the borrowings hereunder and the use of the proceeds thereof will not violate the Certificate of Incorporation or By-Laws of the Borrower or any Requirement of Law or Contractual Obligation of the Borrower or of any of its Principal Domestic Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any provision of such Certificate of Incorporation or By-Laws or any such Requirement of Law or Contractual Obligation.

         3.6 No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, overtly threatened by or against the Borrower or any of its Principal Domestic Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which after giving effect to the reasonably projected outcome or effect thereof, will result in a Material Adverse Change.

         3.7 No Default. Neither the Borrower nor any of its Principal Domestic Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which has resulted in or, after giving effect to the reasonably projected outcome or effect thereof, will result in, a Material Adverse Change. No Default or Event of Default has occurred and is continuing.

         3.8 Ownership of Property; Liens. Each of the Borrower and its Principal Domestic Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property, and none of such property is subject to any Lien except as permitted by subsection 6.2 except to the extent that the absence of such title or leasehold interest has not resulted in, and after giving effect to the reasonably projected outcome or effect thereof, will not result in, a Material Adverse Change.

         3.9 Compliance with Law. The Borrower and each of its Principal Domestic Subsidiaries is in compliance with all Requirements of Law and Contractual Obligations except to the extent that the failure to comply therewith has not resulted in, and, after giving effect to the reasonably projected outcome or effect thereof, will not result in, a Material Adverse Change.

         3.10 Taxes. Each of the Borrower and its Principal Domestic Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Principal Domestic Subsidiaries, as the case may be) and, to the knowledge of the Borrower, no tax Lien (other than a Lien for Taxes that are not yet due and payable) has been filed, with respect to any such tax, fee or other charge which, in any case, has resulted in, or after giving effect to the reasonably projected outcome or effect thereof will result in, a Material Adverse Change.

         3.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

         3.12 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) nor any other event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan which has resulted in or, after giving effect to the reasonably projected outcome or effect thereof, will result in, a Material Adverse Change.

         3.13 Investment Company Act; Other Regulations. The Borrower is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Borrower is not subject to regulation under any Federal or state statute or regulation which limits its ability to incur indebtedness of the type being incurred by it pursuant to this Agreement.

         3.14 Subsidiaries. Set forth in Schedule II is a complete and accurate list showing all Subsidiaries (other than inactive Subsidiaries) existing as of the date of this Agreement, designating certain Subsidiaries as Principal Domestic Subsidiaries and showing the jurisdiction of incorporation of each Principal Domestic Subsidiary and the percentage of the outstanding shares of Capital Stock of such Subsidiaries owned (directly or indirectly) by the Borrower or any Subsidiary. All of the outstanding Capital Stock of each Principal Domestic Subsidiary has been validly issued, is fully paid and non-assessable and is owned by the Borrower or one or more of the Principal Domestic Subsidiaries free and clear of all Liens. Each Principal Domestic Subsidiary is duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

         3.15 Purpose of Loans. The proceeds of the Loans shall be used by the Borrower for its general corporate purposes, including working capital and acquisitions.

         3.16 Environmental Matters. Except as disclosed in the Borrower's Annual Report on Form 10-K for fiscal year 1996 or on Schedule III, to the best knowledge of the Borrower, the Borrower and each Principal Domestic Subsidiary has complied with all applicable Environmental Laws, except for failures to comply which have not resulted in, and after giving effect to the reasonably projected outcome or effect thereof will not result in, a Material Adverse
Change. Except as disclosed in the Borrower's Annual Report on Form 10-K for fiscal year 1996 or on Schedule III, to the best knowledge of the Borrower, there are no events, conditions or circumstances involving the Borrower, any of its Principal Domestic Subsidiaries or any Subsidiaries of such Principal
Domestic Subsidiaries with respect to management of any Materials of Environmental Concern, environmental pollution or contamination or employee health or safety which have resulted in, or after giving effect to the reasonably projected outcome or effect thereof will result in, a Material Adverse Change.


                  SECTION 4. CONDITIONS PRECEDENT


         4.1  Conditions  to   Effectiveness;   Closing  Date.  The  obligations
hereunder of each Lender and of the Administrative Agent shall become effective upon the satisfaction of the following conditions precedent:

             (a) Loan Documents.  The  Administrative  Agent shall have received
(i) this Agreement, executed and delivered by a duly authorized officer of the Borrower and each Lender, with a counterpart for each Lender and (ii) for the account of each Lender, each of the Notes conforming to the requirements hereof and executed by a duly authorized officer of the Borrower.

             (b) Compliance Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of the Borrower, dated as of the date of this Agreement, substantially in the form of Exhibit C, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

             (c ) Corporate Proceedings of the Borrower. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the resolutions, in form and substance satisfactory to the Administrative Agent, of the Board of Directors of the Borrower authorizing (i) the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party and (ii) the borrowings contemplated hereunder, certified by the Secretary or an Assistant Secretary of the Borrower as of the date of this Agreement, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded.

             (d) Borrower Incumbency Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a Certificate of the Borrower, dated as of the date of this Agreement, as to the incumbency and signature of the officers of the Borrower executing any Loan Document reasonably satisfactory in form and substance to the Administrative Agent, executed by the President or any Vice President and the Secretary or any Assistant Secretary of the Borrower.

             (e) Corporate Documents. The Administrative Agent shall have received, with a counterpart for each Lender, true and complete copies of the certificate of incorporation and by-laws of the Borrower, certified as of the date of this Agreement as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Borrower.

             (f) Fees. The Administrative Agent shall have received such fees payable on or before the Closing Date as have been agreed to in writing by the Borrower and the Administrative Agent.

             (e) Legal Opinions. The Administrative Agent shall have received, with a counterpart for each Lender an executed legal opinion of (i) Debevoise & Plimpton, special counsel to the Borrower, substantially in the form of Exhibit B-1 and (ii) Scott A. Crozier, Esq., General Counsel to the Borrower, substantially in the form of Exhibit B-2. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

             (h) Existing Credit Agreement. Except for existing CAF Advances listed on Schedule IV, the Borrower shall have paid in full all of its indebtedness and obligations under the Existing Credit Agreement (or shall pay such indebtedness and obligations with all or a portion of the proceeds of the initial Loans hereunder), and all commitments of the banks under the Existing Credit Agreement shall have been cancelled.

             (i) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel. If the Administrative Agent intends to request any documents other than those described above in this subsection 4.1 in connection with the Closing Date, it will make such request to the Borrower not later than three days before the Closing Date.

          4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan whether or not made on the Closing Date) is subject to the satisfaction of the following conditions precedent:

             (a) Representations and Warranties. Each of the representations and warranties made by the Borrower and the Subsidiaries in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (other than, in the case of any Loan made after the Closing Date, the representation and warranty contained in subsection 3.2).

             (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

             (c) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent, and the Administrative Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this subsection 4.2 have been satisfied.


                  SECTION 5. AFFIRMATIVE COVENANTS

         The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall:

         5.1 Financial Statements. Furnish to each Lender:

             (a) as soon as available, but in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Price Waterhouse or other independent certified public accountants of nationally recognized standing; and

             (b) as soon as available, but in any event not later than 55 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

         5.2 Certificates; Other Information. Furnish to each Lender:

             (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default (including calculations demonstrating compliance with Section 6.1), except as specified in such certificate;

             (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and 5.1(b), a certificate of a Responsible Officer stating that, to the best of such Officer's knowledge, the Borrower during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes to be observed, performed or satisfied by it (including calculations demonstrating compliance with Section 6.1), and that such Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

             ( c) within ten days after the same are sent, copies of all financial statements and reports which the Borrower sends to its stockholders, and within ten days after the same are filed, copies of all financial statements and periodic financial reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority; and

             (d) promptly, such additional financial and other information as any Lender may from time to time reasonably request.

         5.3 Payment of Obligations. Pay, discharge or otherwise satisfy, in all material respects, and cause its Principal Domestic Subsidiaries to pay, discharge or otherwise satisfy, in all material respects, at or before maturity or otherwise in accordance with reasonable business practices, all its material obligations of whatever nature; provided, that the Borrower or its Principal Domestic Subsidiaries, as the case may be, may contest its obligations in good faith by appropriate proceedings if it maintains reserves in conformity with GAAP with respect thereto.

         5.4 Conduct of Business and Maintenance of Existence. Continue to engage in businesses of the same general types as now conducted by it and preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except that nothing in this subsection 5.4 shall prevent (a) the Borrower from discontinuing any business if, in the opinion of the Board of Directors, such discontinuance is in the best interests of the Borrower and not disadvantageous in any material respect to any Lender or the holder of any Note or (b) the abandonment, modification or termination of rights, privileges and franchises of the Borrower, if, in the opinion of the Board of Directors, such abandonment, modification or termination is in the best interests of the Borrower and not disadvantageous in any material respect to any Lender or the holder of any Note.

         5.5 Compliance With Laws, etc. Use commercially reasonable efforts to comply, and to cause each Principal Domestic Subsidiary to comply, in all material respects with all Requirements of Law and Contractual Obligations except to the extent that failure to so comply would not, in the reasonable judgment of the Borrower, be expected to result in a Material Adverse Change, provided, however, that neither the Borrower nor any Principal Domestic
Subsidiary shall be required to comply with any Requirements of Law or Contractual Obligations if the applicability or validity thereof shall currently be contested in good faith by appropriate proceedings.

         5.6 Maintenance of Property; Insurance. Keep all Principal Properties in good working order and condition except that nothing in this subsection 5.6 shall prevent the Borrower or any of its Principal Domestic Subsidiaries from discontinuing the operation and maintenance of any of its Principal Properties if, in the opinion of the Board of Directors of the Borrower, such discontinuance is in the best interest of the Borrower and not disadvantageous in any material respect to any Lender or the holder of any Note; maintain, and cause each Principal Domestic Subsidiary to maintain, with financially sound and reputable insurance companies insurance on all its property of a character usually insured by companies similarly situated and operating like properties in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried. The Borrower and any Principal Domestic Subsidiary may self-insure (which term shall include insurance by an affiliated insurance company) against any of the risks required to be insured against pursuant to this subsection 5.6 so long as such self-insurance is not excessive in the light of self-insurance by companies similarly situated and operating like properties, provided, in the case of any insurance required by law, that such risk is permitted to be self-insured under applicable law and such self-insurance complies with applicable law.

         5.7 Inspection of Property; Books and Records; Discussions. Keep, and cause each Principal Domestic Subsidiary to keep, proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit, and cause any Principal Domestic Subsidiary to permit, representatives of any Lender, at such Lender's own expense, to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and, after reasonable notice to the Borrower, to discuss the business, operations, properties and financial and other condition of the Borrower and its Principal Domestic Subsidiaries with officers and employees of the Borrower and its Principal Domestic Subsidiaries and with its independent certified public accountants.

         5.8 Notices. Promptly give notice to the Administrative Agent and each Lender of:

             (a) the occurrence of any Default or Event of Default;

             (b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, unless in either case, the Borrower has determined that such event has not resulted in, or after giving effect to the reasonably projected outcome or effect thereof will not result in, a Material Adverse Change; and

             (c ) the following events, as soon as possible and in any event within 30 days after the Borrower knows or has reason to know thereof: (i) the occurrence or reasonably expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan which with respect to the events in clause (i) or (ii), individually or in the aggregate, could reasonably be expected to involve an amount of $15,000,000 or more.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower proposes to take with respect thereto.


                  SECTION 6. NEGATIVE COVENANTS

          The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not:

         6.1 Financial Condition Covenants.

             (a) Maintenance of Tangible Net Worth. Permit Consolidated Tangible Net Worth at any time to be less than $1,100,000,000.

             (b) Indebtedness for Money Borrowed to Total Capitalization. Permit the ratio of Indebtedness for Money Borrowed of the Borrower and its consolidated subsidiaries, determined on a consolidated basis in accordance with GAAP, to Total Capitalization at any time to be greater than 0.5:1.

         6.2 Limitation on Mortgages, Sale and Leaseback, etc.

             (a) The  Borrower  will  not,  nor  will it  permit  any  Principal
Domestic Subsidiary to, (i) issue, assume or guarantee any Indebtedness for Money Borrowed, if such Indebtedness for Money Borrowed is secured by a mortgage, pledge, security interest or lien (any mortgage, pledge, security interest or lien being hereinafter in this subsection 6.2 referred to as a "mortgage" or "mortgages") upon, or (ii) directly or indirectly secure any outstanding Indebtedness for Money Borrowed by a mortgage upon, any Principal Property now owned or hereinafter acquired; provided, however, that the foregoing restriction shall not apply to:

                  (i) mortgages on any Principal Property acquired, constructed or improved by the Borrower or any Principal Domestic Subsidiary after the date of this Agreement which are created or assumed contemporaneously with, or within 90 days after, such acquisition, construction or improvement to secure or provide for the payment of any part of the purchase price of such property or the cost of such construction or improvement incurred after the date of this Agreement, or, in addition to mortgages contemplated by clause (ii) below, mortgages on any Principal Property existing at the time of acquisition thereof, provided, that in the case of any such acquisition, construction or improvement the mortgage shall not apply to any property theretofore owned by the Borrower or any Principal Domestic Subsidiary, other than in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

                  (ii) mortgages on any Principal Property acquired from a corporation which is merged with or into the Borrower or a Principal Domestic Subsidiary;

                  (iii) mortgages to secure Indebtedness for Money Borrowed of a Principal Domestic Subsidiary to the Borrower or to another Principal Domestic Subsidiary;

                  (iv) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any mortgage referred to in the foregoing clauses (i) to (iii), inclusive; provided, however, that the principal amount of Indebtedness for Money Borrowed secured thereby shall not exceed the principal amount of Indebtedness for Money Borrowed so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property which secured the mortgage so extended, renewed or replaced (plus improvements on such property); and

                  (v) the issuance, assumption or guarantee of secured Indebtedness for Money Borrowed which would otherwise be subject to the foregoing restrictions of this subsection 6.2(a) in an aggregate amount which, together with all other such Indebtedness for Money Borrowed of the Borrower and its Principal Domestic Subsidiaries and the Attributable Debt in respect of Sale and Lease-Back Transactions (other than Sale and Lease-Back Transactions permitted because the Borrower would be entitled to incur Indebtedness for Money Borrowed secured by a mortgage on the property to be leased pursuant to the provisions of this subsection 6.2 and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with the limitations on Sale and Lease-Back Transactions set forth in subsection 6.2(c) below) does not at the time exceed 10% of Consolidated Tangible Net Worth.

             (b) For the purposes of this subsection 6.2, the following types of transactions, among others, shall not be deemed to create Indebtedness for Money Borrowed secured by a mortgage:

                  (i) Production Payments; and

                  (ii) mortgages in favor of the United States of America, any of its territories or possessions, or any State thereof, or any department, agency, instrumentality or political subdivision of any thereof, or any department, agency or instrumentality of any such political subdivision, to secure partial progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such mortgages.

             (c ) The Borrower will not, nor will it permit any Principal Domestic Subsidiary to, enter into any Sale and Lease-Back Transaction, unless the proceeds of such sale or transfer are at least equal to the fair value (as determined by the Board of Directors) of such property and either (i) the Borrower or such Principal Domestic Subsidiary would be entitled to incur Indebtedness for Borrowed Money secured by a mortgage on the property to be leased pursuant to this subsection 6.2 or (ii) the Borrower shall, and in any such case the Borrower covenants that it will, apply an amount equal to the fair value (as determined by the Board of Directors) of the property so leased to the retirement (other than any mandatory retirement), within 90 days of the effective date of any such Sale and Lease-Back Transaction, of Indebtedness for Money Borrowed of the Borrower or such Principal Domestic Subsidiary which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than twelve months after the date of the creation of such Indebtedness for Money Borrowed and which ranks prior to or on a parity with the Loans; provided, however that the Borrower or any Principal Domestic Subsidiary may enter into any Sale and Lease-Back Transaction which would otherwise be subject to the foregoing restrictions of this subsection 6.2(c) if the amount of the Attributable Debt in respect of such Sale and Lease-Back Transactions for such transaction, together with all secured Indebtedness for Money Borrowed of the Borrower and its Principal Domestic Subsidiaries and all other Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions permitted because the Borrower would be entitled to incur Indebtedness for Money Borrowed secured by a mortgage on the property to be leased and other than Sale and Lease-Back Transactions the proceeds of which have been applied in accordance with the clause (ii) of this subsection), does not at the time exceed 10% of Consolidated Tangible Net Worth.


                  SECTION 7. EVENTS OF DEFAULT

         If any of the following events shall occur and be continuing:

             (a) The Borrower shall fail to pay any principal of any Note when due in accordance with the terms thereof or hereof; or the Borrower shall fail to pay any interest on any Note, or any other amount payable hereunder, within five Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

             (b) Any representation or warranty made or deemed made by the Borrower herein or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

             (c ) The Borrower shall default in the observance or performance of any agreement contained in Section 6; or

             (d) The Borrower shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of 30 days after notice thereof has been given to the Borrower in accordance with this Agreement; or

             (e) The Borrower or any of its Principal Domestic Subsidiaries shall (i) default in any payment of principal of or interest of any Indebtedness for Money Borrowed (other than the Notes), beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness for Money Borrowed was created (except for any such payments on account of Indebtedness for Money Borrowed in an aggregate amount at any one time of up to $20,000,000); or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness for Money Borrowed (except for any such Indebtedness in an aggregate principal amount at any one time of up to $20,000,000) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness for Money Borrowed (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such Indebtedness for Money Borrowed to become due prior to its stated maturity; or

             (f) (i) The Borrower or any of its Principal Domestic Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or any of its Principal Domestic Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or any of its Principal Domestic Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Borrower or any of its Principal Domestic Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any of its Principal Domestic Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or any of its Principal Domestic Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

             (g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or
(vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, has resulted in, or after giving effect to the reasonably projected outcome or effect thereof will result in, a Material Adverse Change; or

             (h) One or more judgments or decrees shall be entered against the Borrower or any of its Principal Domestic Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $30,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

             (i) This Agreement or any of the Notes shall, at any time while any Note shall remain unpaid or any Lender shall have any Commitment hereunder, cease to be in full force and effect or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by the Borrower, or the Borrower shall deny that it has any or further liability or obligation under this Agreement or any of the Notes;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                  SECTION 8. THE ADMINISTRATIVE AGENT

         8.1 Appointment. Each Lender hereby irrevocably designates and appoints The Chase Manhattan Bank as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes The Chase Manhattan Bank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

         8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

         8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower.

         8.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         8.6 Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

         8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

         8.9 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                  SECTION 9. MISCELLANEOUS

         9.1 Amendments and Waivers. Neither this Agreement, any Note, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto and to the Notes for the purpose of adding any provisions to this Agreement, the Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Borrower hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the Notes or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Note or of any installment thereof, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender affected thereby, or (ii) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          9.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

       The Borrower      Phelps Dodge Corporation
                         2600 North Central Avenue
                         Phoenix, Arizona  85004-3014
                         Attention:  Rodney A. Prokop
                         Telecopy:  (602) 234-4887

        The Administrative
            Agent:       Chase Agency Services Corp.
                         One Chase Manhattan Plaza
                         New York, New York  10081
                         Reference: Phelps Dodge Corporation
                         Attention: Donna Schurmann or
                         Laura Rebecca
                         Telecopy:  (212) 552-7490

         with a copy to: The Chase Manhattan Bank
                         One Chase Manhattan Plaza
                         New York, New York  10081
                         Attention: James Ramage
                         Telecopy:  (212) 552-7784

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3, 2.4, 2.6, 2.7, 2.8, 2.13 or 2.20 shall not be effective until received.

          9.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

         9.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

         9.5 Payment of Expenses and Taxes; Indemnities. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, the fees and disbursements of counsel to the Administrative Agent and to the several Lenders, and (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and any such other documents, including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any Principal Property (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided, that the Borrower shall have no obligation hereunder to the Administrative Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Administrative Agent or any such Lender, (ii) legal proceedings commenced against the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such or (iii) legal proceedings commenced by any Bank, the Administrative Agent or any Transferee (as defined in subsection 9.6(h)) against any other Bank, the Administrative Agent or any other Transferee. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

         9.6 Successors and Assigns; Participations; Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

             (b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement, such Lender shall be solely responsible for any withholding taxes or any filing or reporting requirements relating to such Participant and shall indemnify and hold harmless the Borrower and the
Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents and representatives for and against any Taxes (including interest and penalties thereon and additions thereto), losses, costs and expenses incurred in connection with such withholding taxes or filing or reporting requirements, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note; provided, that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 9.7(a) as fully as if it were a Lender hereunder. All amounts payable by the Borrower to such Lender under subsection 2.15, 2.17, 2.18 and 9.5 shall be determined as if such Lender had not sold or agreed to sell such participation.

             (c ) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time assign, (i) so long as, to the knowledge of the assignor Lender, such assignment will not, and there is no substantial likelihood that in the future it will, result in adverse consequences to the Borrower including without limitation payment obligations under Sections 2.15 and 2.16, to any Lender or any Affiliate thereof or, (ii) with the consent of the Borrower and the Administrative Agent (which consent in each case shall not be unreasonably withheld) to one or more banks or other entities ("CAF Advance Assignees") any CAF Advance owing to such Lender and any Individual CAF Advance Note held by such Lender evidencing such CAF Advance, pursuant to a CAF Advance Assignment executed by the assignor Lender and the CAF Advance Assignee. Upon such execution, from and after the date of such CAF Advance Assignment, the CAF Advance Assignee shall, to the extent of the assignment provided for in such CAF Advance Assignment, be deemed to have the same rights and benefits of payment and enforcement with respect to such CAF Advance and Individual CAF Advance Note and the same rights of setoff and obligation to share pursuant to subsection 9.7 as it would have had if it were a Lender hereunder; provided, that unless such CAF Advance Assignment shall otherwise specify and a copy of such CAF Advance Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 9.6(d), the assignor thereunder shall act as collection agent for the CAF Advance Assignee thereunder, and the

Administrative Agent shall pay all amounts received from the Borrower which are allocable to the assigned CAF Advance or Individual CAF Advance Note directly to such assignor without any further liability to such CAF Advance Assignee. A CAF Advance Assignee under a CAF Advance Assignment shall not, by virtue of such CAF Advance Assignment, become a party to this Agreement or have any rights to consent to or refrain from consenting to any amendment, waiver or other modification of any provision of this Agreement or any related document; provided, that (x) the assignor under such CAF Advance Assignment and such CAF Advance Assignee may, in their discretion, agree between themselves upon the manner in which such assignor will exercise its rights under this Agreement and any related document, and (y) if a copy of such CAF Advance Assignment shall have been delivered to the Administrative Agent for its acceptance and recording in the Register in accordance with subsection 9.6(d), neither the principal amount of, the interest rate on, nor the maturity date of any CAF Advance or Individual CAF Advance Note assigned to the CAF Advance Assignee thereunder will be modified without the written consent of such CAF Advance Assignee. If a CAF Advance Assignee has caused a CAF Advance Assignment to be recorded in the Register in accordance with subsection 9.6(d), such CAF Advance Assignee may thereafter, in the ordinary course of its business and in accordance with applicable law, assign such Individual CAF Advance Note to any Lender, to any affiliate or subsidiary of such CAF Advance Assignee or to any other financial institution that has total assets in excess of $1,000,000,000 and that in the ordinary course of its business extends credit of the type evidenced by such Individual CAF Advance Note, and the foregoing provisions of this paragraph (c) shall apply, mutatis mutandis, to any such assignment by a CAF Advance Assignee. Except in accordance with the preceding sentence, CAF Advances and Individual CAF Advance Notes may not be further assigned by a CAF Advance Assignee, subject to any legal or regulatory requirement that the CAF Advance Assignee's assets must remain under its control.

             (d) Upon its receipt of a CAF Advance Assignment executed by an assignor Lender and a CAF Advance Assignee, together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall promptly accept such CAF Advance Assignment, record the information contained therein in a register (the "Register") and give notice of such acceptance and recordation to the assignor Lender, the CAF Advance Assignee and the Borrower.

             (e) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign (i) so long as, to the knowledge of the assignor Lender, such assignment will not, and there is no substantial likelihood that in the future it will, result in adverse consequences to the Borrower including without limitation payment obligations under Sections 2.15 and 2.16, to any Lender or any Affiliate thereof or, (ii) with the consent of the Borrower and the Administrative Agent (which in each case shall not be unreasonably withheld), to another bank or financial institution ("an Assignee") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit E, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Borrower and the
Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto).

             (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Borrower and the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $3,500, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent (in exchange for the Revolving Credit Note of the assigning Lender) a new Revolving Credit Note to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder, a new Revolving Credit Note, to the order of the assigning Lender in an amount equal to the Commitment, retained by it hereunder. Such new Notes shall be dated the Closing Date, and shall otherwise be in the form of the Note replaced thereby.

             (g) The Administrative Agent shall maintain at its address referred to in subsection 9.2 a copy of each CAF Advance Assignment and each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of (i) the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time, and
(ii) with respect to each CAF Advance Assignment delivered to the Administrative Agent, the name and address of the CAF Advance Assignee and the principal amount of each CAF Advance owing to such CAF Advance Assignee. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender or CAF Advance Assignee at any reasonable time and from time to time upon reasonable prior notice.

             (h) The Borrower authorizes each Lender to disclose to any Participant, CAF Advance Assignee or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement. Notwithstanding the foregoing, without the prior written consent of the Borrower, no Lender may disclose to any Participant or CAF Advance Assignee or any proposed Transferee information which has been designated in writing by the Borrower to such Lender as non-public information. The Borrower agrees to respond promptly to any request by a Lender pursuant to the preceding sentence for the Borrower's consent to disclose non-public information and agrees to give such consent unless it has reason to believe that the proposed recipient of such information would not treat such information in a confidential manner or unless the Borrower otherwise deems that a banking relationship with such proposed recipient would be detrimental to its interests or inconsistent with its corporate policy as determined by the Borrower. The Borrower agrees to be reasonable in making determinations pursuant to this paragraph (h). In addition, no such non-public information shall be disclosed by any Lender to any Participant, CAF Advance Assignee or proposed Transferee unless such Participant, CAF Advance Assignee or proposed Transferee shall have agreed in writing for the benefit of the Borrower to comply with the requirements of this paragraph (h) as if it were a Lender.

             (i) If, pursuant to this subsection, any interest in this Agreement or any Note is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, (i) to represent to the transferor Lender (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) that under applicable law and treaties no taxes will be required to be withheld by the Administrative Agent, the Borrower or the transferor Lender with respect to any payments to be made to such Transferee in respect of the Loans, (ii) to furnish to the transferor Lender (and, in the case of any Purchasing Lender and any CAF Advance Assignee registered in the Register, the Administrative Agent and the Borrower) the documents and certifications required by subsection 2.16(b) to be furnished by each Lender that is an original party hereto and
(iii) to agree (for the benefit of the transferor Lender, the Administrative Agent and the Borrower) to furnish the transferor Lender (and, in the case of any Purchasing Lender and any CAF Advance Assignee registered in the Register, the Administrative Agent and the Borrower) the documents and certifications required by subsection 2.16(b) to be furnished by each Lender that is an original party hereto subsequent to the date of effectiveness of such transfer.

             (j) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

         9.7 Adjustments; Set-off. (a) If any Lender (a "benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

             (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

         9.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute  one and the same  instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

         9.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

         9.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

         9.12  Submission  To   Jurisdiction;   Waivers.   The  Borrower  hereby
irrevocably and unconditionally:

             (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the Notes, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

             (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

             (c ) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in subsection 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

             (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         9.13 Acknowledgements. The Borrower hereby acknowledges that:

             (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes;

             (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

             ( c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

         9.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES AND FOR ANY COUNTERCLAIM THEREIN.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                        PHELPS DODGE CORPORATION



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        THE CHASE MANHATTAN BANK,
                                        as Administrative Agent and as a
                                        Lender



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:



                                        THE BANK OF NOVA SCOTIA



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        BANK OF TOKYO-MITSUBISHI TRUST
                                        COMPANY



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        BANK OF AMERICA ILLINOIS



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

                                        BARCLAYS BANK PLC



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        CIBC INC.



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        CITIBANK, N.A.



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:





                                        DEUTSCHE BANK AG, NEW YORK
                                        AND/OR CAYMAN ISLANDS BRANCHES



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        WELLS FARGO BANK, N.A.



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        THE INDUSTRIAL BANK OF JAPAN,
                                        LIMITED, LOS ANGELES AGENCY



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

                                        MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:



                                        FIRST UNION NATIONAL BANK



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:


                                        SOCIETE GENERALE



                                        By:
                                           ------------------------------
                                           Name:
                                           Title:

                                                                     Schedule II
                            PHELPS DODGE CORPORAT10N
                         PRINCIPAL DOMESTIC SUBSIDIARIES

                                                        Percentage
                                                         of Voting
                                                      Securities held
                                                       by PDC and its
                                   Associated           jurisdiction
Name                               Companies          of Incorporation
----                               ----------         ----------------

Accuride Corporation                100.00                Delaware
Columbian Chemicals Company         100.00                Delaware
Phelps Dodge Chino, Inc.            100.00                Delaware
Phelps Dodge Industries, Inc.       100.00                Delaware
Phelps Dodge Morenci, Inc.          100.00                Delaware
Phelps Dodge Refining Corporation   100.00                New York

                            PHELPS DODGE CORPORATION
                                  SUBSIDIARIES
                  (Other than Principal Domestic Subsidiaries)

                                                     Percentage
                                                      of Voting
                                                   Securities held
                                                   by PDC and its
                                                     Associated
Name                                                  Companies

Accuride Canada Inc.                                   100.00
Accuride Texas Inc.                                    100.00
Aislamientos Plasticos, C.A. (PLASTICA)                 80.08
Ajo Improvement Company                                100.00
Alambres y Cables de Panama, S.A. (ALCAP)               78.08
Alambres y Cables Venezolanos, C.A. (ALCAVE)            80.08
ALCAP Commercial, S.A. (ALCOMER)                        78.08
Alcave Trading                                          80.08
Alicanto, S.A.                                         100.00
AOT, Inc.                                               50.00
Apache Nitrogen Products, Inc.                          38.70
Arizona Community Investment Corporation               100.00
Armasa                                                  60.52
Ashfork Mines Limited                                  100.00
Asian Telecommunications Products                       39.99
Bisbee Queen Mining Company                             65.90
Black Mountain Mineral Development (PTY) Ltd.           44.56
Burro Chief Copper Company                             100.00
Busa Mining Co., Inc.                                  100.00
Cables Electricos Ecuatorianos, C.A. (CABLEC)           67.10
Cahosa, S.A.                                            78.08
Celbac, S.A.                                            66.63
Chino Mines Company                                     66.67
Cobre Cerrillos, S.A. (COCESA)                          90.04
Cobre Colada Continua, C.C.C., C.A.                     40.04
Cobre del Mayo, S.A. de C.V.                            70.00
Cocesa Ingenieria y Construccion, S.A. (COCETEL)        63.03
Cocesa Trading                                          90.00
Cocetel del Plata, S.A.                                 59.88
Cocetel El Salvadore                                    63.03
Cocetel Ingenieria y Construccion, C.A.                 63.03
Colada Continua Chilena                                 36.92
Columbian (U.K.) Limited (CUKL)                        100.00
Columbian Carbon Deutschland GmbH                      100.00
Columbian Cargon Europa S.R.L.                         100.00
Columbian Carbon International (France), S.A.          100.00
Columbian Carbon Japan Ltd.                             50.00
Columbian Carbon Philippines, Inc.                      88.20
Columbian Carbon Spain, S.A.                           100.00
Columbian Chemicals Canada, Ltd.                       100.00
Columbian Chemicals Europa, Gmbh                       100.00
Columbian Foreign Export Corporation                   100.00
Columbian Holding Company                              100.00
Columbian International Chemicals Corporation          100.00
Columbian International Trading Company                100.00
Columbian Technology Company                           100.00
Columbian Tiszai Carbon Ltd.                            60.00
Comercial ECOHSA, S.A. de C.V.                          60.52
Cominesa, Ltd.                                         100.00
Compania Contractual Minera Candelaria                  80.00
Compania Contractual Minera Ojos del Salado            100.00
CONAL, Conductores y Aluminio, C.A.                     80.08
CONDUCEN, S.A.                                          78.57
CONDUCOMER, S.A. (formerly INDELEC)                     78.57
Conductores Electricos de Centro America, S.A. (CONELCA)57.57
Condutel                                                78.57
Corobong Mining Co., Inc.                              100.00
Coronado Power & Water, Inc.                           100.00
Dagma Mining Co., Inc.                                 100.00
Dodge & James Insurance Company, LTD.                  100.00
Dongguan Keystone Elec.  Wire & Cable Co.Ltd.           16.00
Dongguan Keystone Machinery Co. Ltd.                    16.00
Dulugan Mining Co., Inc.                               100.00
Electroconductores de Honduras, S.A. de C.V. (ECOHSA)   60.52
Elektrodraht Mureck, Phelps Dodge Eldra GmbH            51.00
Erawan Mining Limited                                  100.00
Fabrica de Conductores Electricos, S.A. (FACELEC)       57.57
Habirshaw Cable and Wire Corporation                   100.00
Hudson International Conductors                        100.00
Hudson International Conductors Japan, Ltd.            100.00
Hudson Wire - Europe, Inc.                             100.00
Industria de Conductores Electricos, C.A. (ICONEL)      80.08
Iponan Mining Co., Inc.                                100.00
Isulan Mining Co., Inc.                                100.00
Kalahari Investments Limited                           100.00
Kalayaan Realty Company, Inc.                           35.28
Kasamahan Power Corporation                             20.00
Kasamahan Realty Development Corp.                      35.00
Keystone Electric Wire and Cable Company Limited        20.00
Kidapawan Mining Co., Inc.                             100.00
Kumakata Mining Co., Inc.                              100.00
Kyruso Mining Co., Inc.                                100.00
Lumintao Mining Co., Inc.                              100.00
Macote Mining Co., Inc.                                100.00
Makilala Mining Co., Inc.                              100.00
Malampay Mining Co., Inc.                              100.00
Malibato Mining Co., Inc.                              100.00
Mambalili Mining Co., Inc.                             100.00
Marico Fluorspar (PTY) Limited                         100.00
Metal Fabricators of Zambia Limited (ZAMEFA)            51.00
Minera Aguas Calientes, S.A.                           100.00
Minera Cerro Lindo, S.A.                                55.00
Minera Las Claditas, S.A.                               85.00
Minera Pampa de Cobre, S.A.                             70.00
Minera Papago, S.A. de C.V.                            100.00
Minera Phelps Dodge de Colombia, Inc.                  100.00
Minera Phelps Dodge del Peru S.A.                      100.00
Minera Phelps Dodge Mexico, S. de R.L. de C.V.         100.00
Minera Pilares, S.A. de C.V.                            49.00
MineX, Inc.                                            100.00
Minuet Realty Corporation                               39.99
Mosega Fluorspar Works (PTY) Limited                   100.00
Nesor Alloy Corporation                                100.00
Norala Mining Co., Inc.                                100.00
Oclaves Limited                                        100.00
Pacific Western Land Company                           100.00
Pakham Exploration and Mining Limited                   49.00
Palimbang Mining Co., Inc.                             100.00
Patong Exploration and Mining Limited                   49.00
PD - Siam Rod Company Limited                           39.36
PD Bolivia, Inc.                                       100.00
PD Candelaria, Inc.                                    100.00
PD Cobre del Mayo, Inc.                                100.00
PD Explorations, Inc.                                  100.00
PD Indonesia Corporation                               100.00
PD Las Bambas Corporation                              100.00
PD Mineral Development Co (U.K.) Ltd.                  100.00
PD Ojos del Salado, Inc.                               100.00
PD Peru,Inc.                                           100.00
PD Puthep Limited                                      100.00
PDMTR de El Salvador                                    57.57
PDMTR de Guatemala                                      57.57
PDTL Trading Company Limited                            40.00
Peru Mining Expl & Development Company                  16.25
Phelps Dodge (Namibia) (Pty) Ltd.                      100.00
Phelps Dodge Africa Cable Corporation                  100.00
Phelps Dodge Australasia, Inc.                         100.00
Phelps Dodge Chapi, Inc.                               100.00
Phelps Dodge Corporation of Canada, Limited            100.00
Phelps Dodge Development Corporation                   100.00
Phelps Dodge Do Brasil Mineracao LTDA                  100.00
Phelps Dodge Enfield Corporation                       100.00
Phelps Dodge Europa, Ltd.                              100.00
Phelps Dodge Exploration Corporation                   100.00
Phelps Dodge Exploration De Argentina S.A.             100.00
Phelps Dodge Exploration East, Inc.                    100.00
Phelps Dodge Foundation                                     -
Phelps Dodge Fuel Development Corporation              100.00
Phelps Dodge Hidalgo, Inc.                             100.00
Phelps Dodge Industries Gesellschaft m.b.H             100.00
Phelps Dodge International Corporation                 100.00
Phelps Dodge Madagascar S.A.R.L.                       100.00
Phelps Dodge Mercantile Company                        100.00
Phelps Dodge Mining (Pty) Limited                      100.00
Phelps Dodge Mining (Zambia) Limited                   100.00
Phelps Dodge Mining Services, Inc.                     100.00
Phelps Dodge Molybdenum Corporation                    100.00
Phelps Dodge of Africa, Ltd.                           100.00
Phelps Dodge of Botswana (Pty) Ltd.                    100.00
Phelps Dodge of Portugal, Ltd.                         100.00
Phelps Dodge of Turkey, Inc.                           100.00
Phelps Dodge Overseas Capital Corporation              100.00
Phelps Dodge Overseas Marketing Corporation            100.00
Phelps Dodge Philippines, Inc.                          39.99
Phelps Dodge Sales Company, Incorporated               100.00
Phelps Dodge Thailand Limited                           55.47
Phelps Dodge Tyrone, Inc.                              100.00
Phelps Dodge Yantai Cable Company Limited               40.00
Phelps Dodge Yantai China Holdings Inc.                 66.67
Pietersburg Iron Company (Proprietary) Limited          50.00
Pollac Mining Co., Inc.                                100.00
PT Kutaraja Tembaga Raya                                75.00
Puthep Limited                                          49.00

Representaciones de Industries Venezdanas, C.A.
               (REDIVENCA)                              80.08
RPG Telecom, Ltd                                          .80
Sabang Mining Co., Inc.                                100.00
Savanna Development Co., Ltd.                          100.00
Sevalco Limited                                        100.00
Seven-Up Pete Venture                                   72.30
Siam Electric Industries, Co. Ltd.                       9.43
Skyline Estates, Inc.                                  100.00
Soner, Inc.                                            100.00
Sonoran Mining Company                                 100.00
Southern Peru Copper Corporation                        16.25
Southern Peru Copper Sales Corporation                  16.00
SPD Magnet Wire Company                                 50.00
St. Joseph Phelps Dodge Exploration Pty. Ltd.           50.00
Tambali Mining Co., Inc.                               100.00
T.I.E. (Trading Import Export)                         100.00
Thai Copper Rod Company Limited                         13.09
The Morenci Water & Electric Company                   100.00
Tucson, Cornelia and Gila Bend Railroad Co.            100.00
Tulipan Company, Inc.                                   16.25
Viohalco                                                 2.80
Warren Company                                         100.00
Western Nuclear Australia Limited                      100.00
Western Nuclear, Inc.                                  100.00
Western Nuclear Mines, Ltd.                            100.00
Woodlawn Properties                                     33.33

                                                                    SCHEDULE III



                          ENVIRONMENTAL REPRESENTATION



         As indicated in the Borrower's Form 10-K Report for the 1996 calendar year, Phelps Dodge Corporation and its consolidated subsidiaries have been identified as a potentially responsible party at 36 sites identified on the National Priorities List (NPL) under the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA) or a state equivalent. Phelps Dodge Corporation and its consolidated subsidiaries also own or operate 13 sites identified in the Comprehensive Environmental Response, Compensation, and Liability Information System (CERCLIS), which consists of approximately 35,000 sites throughout the United States that are being reviewed by the EPA to determine if they qualify for inclusion on the NPL. Among the sites being reviewed by the EPA are mining sites or portions thereof in Arizona and New Mexico. Some of these mining sites are owned and/or operated by Phelps Dodge Corporation and its subsidiaries, including Phelps Dodge Morenci, Inc., Phelps Dodge Chino, Inc., and Burro Chief Copper Company. Whether any of the CERCLIS sites which are owned or operated by Phelps Dodge Corporation and its subsidiaries, including the Arizona or New Mexico mining sites, will be included on the NPL, or will become the subject of state environmental response action, cannot be determined at this time.

                                                                     SCHEDULE IV
                                                                     -----------

                             EXISTING CAF ADVANCES

Lender                                  Amount                   Maturity
------                                  ------                   --------
Date
----

Morgan Guaranty Trust Company
   of New York                          $50,000,000              July 1, 1997

Morgan Guaranty Trust Company
   of New York                          $25,000,000              July 16,
1997

The Chase Manhattan Bank                $50,000,000              July 16,
1997

                            SCHEDULE OF CAF ADVANCES

                                     Date of
                                     Transer
Date     Amount            Interest                    to Indi-
of       of     Interest   Payment  Maturity  Payment  vidual  Author-
Loan     Loan   Rate       Dates    Date      Date      Note    ization
----     ------ --------   -------  --------  -------  ------- -------

----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
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----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
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----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
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----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
----     ------ --------   -------  --------  -------  ------- -------
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----     ------ --------   -------  --------  -------  ------- -------
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----     ------ --------   -------  --------  -------  ------- -------